Exhibit 16.1

May 4, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Re: Commission File No. 000-22855

Commissioners:

We have read Item 4.01 of Form 8-K, dated May 4, 2009, of American Soil Technologies, Inc. and agree with the statements referencing our Firm in such 8-K.

Very truly yours,


/s/ McKennon, Wilson & Morgan LLP
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